Exhibit 99.2

CECITY.COM, INC.

Consolidated Financial Statements as of June 30, 2015 and

December 31, 2014 (unaudited) and for the six months

ending June 30, 2015 and 2014 (unaudited)

TABLE OF CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Consolidated Balance Sheets (Unaudited)	2

Consolidated Statements of Income (Loss) (Unaudited)	3

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) (Unaudited)	4

Consolidated Statements of Cash Flows (Unaudited)	5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	6 - 11

CECITY.COM, INC.

Consolidated Balance Sheets

(unaudited)

	June 30, 2015	December 31, 2014
Assets
Cash	$3,752,452	$1,713,977
Accounts receivable (net of $25,000 and $106,767 allowance for doubtful accounts, respectively)	5,098,159	2,414,237
Employee advances	11,814	2,412
Prepaid expenses	237,774	259,982
Other assets	68,844	—

Total Current Assets	9,169,043	4,390,608

Property and equipment, net	574,643	321,169
Intangible assets, net	43,210	32,406

Total Assets	$9,786,896	$4,744,183

Current Liabilities
Accounts payable	$663,383	$671,420
Accrued expenses and other payables	417,623	601,211
Shareholder revolving demand note	1,045,000	1,195,000
Capital lease payable, current portion	120,163	73,217
Deferred revenue, current portion	4,392,620	5,410,789

Total Current Liabilities	6,638,789	7,951,637

Capital lease payable, net of current portion	119,150	45,039
Deferred revenue, net of current portion	2,887,443	2,430,622

Total Liabilities	9,645,382	10,427,298

Stockholders’ Equity (Deficit)
Common stock; par value $0.01 per share; 100,000 shares authorized
Class A voting common stock, 100 shares issued and outstanding	1	1
Class B nonvoting common stock, 9,900 shares issued and outstanding	99	99
Paid in excess of par value	100	100
Retained earnings (deficit)	141,314	(5,683,315)

Total Stockholders’ Equity (Deficit)	141,514	(5,583,115)

Total Liabilities and Stockholders’ Equity (Deficit)	$9,786,896	$4,744,183

See accompanying notes to the unaudited consolidated financial statements.

CECITY.COM, INC.

Consolidated Statements of Income (Loss)

(unaudited)

	For the six months ended
	June 30, 2015	June 30, 2014
Revenue	$14,803,702	$7,074,001
Cost of revenue	4,373,477	4,153,202

Gross Profit	10,430,225	2,920,799

Operating Expenses:
Selling general and administrative	4,017,158	3,391,671
Amortization of purchased intangible assets	1,593	1,573

Total Operating Expenses	4,018,751	3,393,244

Operating Income (Loss)	6,411,474	(472,445)

Other Income (Expense)
Income from sale of tax credit	192,870	—
Income from equity method investment	21,070	23,126
Interest income	4,270	3,087
Interest expense	(5,055)	(3,695)

Total Other Income	213,155	22,518

Net Income (Loss)	$6,624,629	$(449,927)

See accompanying notes to the unaudited consolidated financial statements.

CECITY.COM, INC.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(unaudited)

	Class A Voting Common Stock	Class B Nonvoting Common Stock	Paid in Excess of Par Value	Retained Earnings (Deficit)	Total
Balance at December 31, 2013	$1	$99	$100	$(4,927,240)	$(4,927,040)
Net loss	—	—	—	(756,075)	(756,075)

Balance at December 31, 2014	$1	$99	$100	$(5,683,315)	$(5,683,115)

Net income	—	—	—	6,624,629	6,624,629
Stockholders’ distributions	—	—	—	(800,000)	(800,000)

Balance at June 30, 2015	$1	$99	$100	$141,314	$141,514

See accompanying notes to the unaudited consolidated financial statements.

CECITY.COM, INC.

Consolidated Statements of Cash Flows

(unaudited)

	June 30, 2015	June 30, 2014
Cash flows from operating activities
Net income (loss)	$6,624,629	$(449,927)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,653	54,415
Depreciation	65,386	51,616
Amortization of intangible assets	1,593	1,573
Income from equity method investment	(21,070)	(23,126)
Changes in:
Receivables	(2,720,327)	454,826
Prepaid expenses	22,208	(46,205)
Other assets	(68,844)	—
Accounts payable	(8,037)	14,257
Accrued expenses and other payables	(183,588)	(44,355)
Deferred revenue	(561,348)	879,030

Net cash provided by operating activities	3,152,255	892,104

Cash flows from investing activities:
Purchase of equipment	(153,400)	(23,532)
Payments received on note receivable	46,420	47,272

Net cash (used in) provided by investing activities	(106,980)	23,740

Cash flows from financing activities:
Payments on capital lease payable	(56,800)	(38,379)
Payments on shareholder loan	(150,000)	—
Distributions to shareholders	(800,000)	—

Net cash used in financing activities	(1,006,800)	(38,379)

Net increase in cash	2,038,475	877,465
Cash balance, beginning of period	1,713,977	419,788

Cash balance, end of period	$3,752,452	$1,297,253

Supplemental Disclosure of Cash Flow Information:
Cash payments for Interest	$5,055	$3,695
Supplemental Disclosure of Non-Cash Investing Activities
Equipment financed by capital lease	(177,857)	(63,245)

See accompanying notes to the unaudited consolidated financial statements.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements (unaudited)

Note 1 – Business and Basis of Presentation

Description of Business

CECity.com, Inc. (“CECity” or the “Corporation”) is a leading enterprise healthcare technology Corporation that combines its (patent-pending) cloud-based clinical data registry, performance measurement, advanced data analytics, qualified value-based reporting and data-driven learning management platforms with a broad network of strategic partners for data, distribution, education and quality improvement content, to achieve meaningful clinical, quality and financial improvement outcomes for key stakeholders across the healthcare paradigm.

CECity’s platforms, programs, and related applications are made accessible to clients and related healthcare professionals and patients either through (i) private branded web portals (ii) neutrally branded, multi-tenant portals or (iii) via a data feed to provide CECity information or content via third party platforms. CECity provides access to its cloud platforms, programs, and related applications via a Software as a Service (“SaaS”) model which provides recurring revenue to the Corporation.

CECity also provides professional services (e.g. implementation, content acquisition and conversion, and platform customizations) in support of customers related to the hosting and support of the CECity platforms. These services are offered on a time and materials basis.

CECity customers include stakeholders directly involved in the delivery of care (e.g. health systems, Integrated Delivery Networks, academic medical centers, Accountable Care Organizations (“ACOs”), pharmacies, individual healthcare professionals and provider networks); payers of healthcare delivery (e.g. national commercial health plans and Center for Medicare and Medicaid Services (“CMS”)); regulators (e.g. medical specialty boards); professional associations (e.g. medical specialty societies); and life science companies (e.g. pharmaceutical manufacturers).

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Accordingly, the financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of consolidated results of operations and consolidated financial condition for the periods shown, including normal recurring adjustments. There are no elements of other comprehensive income.

Use of Estimates

The preparation of the Corporation’s financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Estimates are evaluated on an ongoing basis, including allowances for doubtful accounts, useful lives of property and equipment, and other contingencies. These estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements (unaudited)

Significant Accounting Policies

There have been no material changes to the Company’s significant accounting policies as described in the December 31, 2014 Consolidated Financial Statements.

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of the update is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The update also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, an amendment to ASU 2014-09, which deferred the effective date of the update. The update will be effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted only as of an annual reporting period beginning after December 15, 2016, including interim periods within that reporting period, or an annual reporting period beginning after December 15, 2016 and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance under ASU 2014-09. Early adoption is not permitted. The update allows for either full retrospective or modified retrospective adoption. The Corporation is currently evaluating the transition method that will be elected as well as the impact of the adoption of the update on its consolidated financial statements and related disclosures.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which effectively eliminates the presumption that a general partner should consolidate a limited partnership, modifies the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities, and affects the consolidation analysis of reporting entities that are involved with VIEs (particularly those that have fee arrangements and related party relationships). In some cases, consolidation conclusions will change under the new guidance and, in other cases, a reporting entity will need to provide additional disclosures if an entity that currently is not considered a VIE, is considered a VIE under the new guidance. The new standard will be effective for fiscal years beginning after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2017, with early adoption permitted. The new standard allows for either full retrospective or modified retrospective adoption. The new standard will be effective for the Corporation for the fiscal year ending December 31, 2017. The Corporation is currently evaluating the impact of the adoption of the new standard on its consolidated financial statements and related disclosures.

Note 2 – Prepaid Expenses

Prepaid expenses consisted of the following:

	June 30, 2015	December 31, 2014
Insurance	$119,640	$154,032
Licenses	110,792	98,608
Other prepaids	7,342	7,342

Total prepaid expenses	$237,774	$259,982

CECITY.COM, INC.

Notes to the Consolidated Financial Statements (unaudited)

Note 3 – Investment

Investment in Pharmacy Quality Solutions, Inc.

In 2013, the Corporation became a 49 percent owner in a joint venture, Pharmacy Quality Solutions, Inc. (“PQS”). The other 51 percent is owned by PQA, Inc., a nonprofit organization. CECity determined that PQS is a variable interest entity (“VIE”), as it does not have sufficient equity at risk to finance its activities without additional subordinated financial support. CECity does not consolidate PQS, as the Corporation is not the primary beneficiary. CECity does not have power to direct the most important activities of PQS that most significantly impact PQS’ economic performance, since CECity does not have control of the Board of Directors and cannot directly influence the daily activities performed by PQS management.

CECity accounts for its interests in PQS under the equity method of accounting. CECity’s equity method investment in PQS was initially recognized on the balance sheet at the amount of the initial capital contribution. Subsequently, CECity recognizes its share of PQS’s income or losses by adjusting the carrying amount of the equity investment and reporting the recognized earnings or losses in income. As of June 30, 2015, CECity’s investment in PQS has a carrying value of zero (refer to Note 6 – Related Party Notes).

Note 4 – Accrued Expenses and Other Payables

Accrued expenses and other payables consisted of the following:

	June 30, 2015	December 31, 2014
Profit sharing and 401(k) payable	$252,529	$171,199
Accrued bonus	76,976	153,950
Wages	52,000	37,240
Deferred rent	32,697	—
Accrued insurance and other	3,421	238,822

Total accrued expenses and other payables	$417,623	$601,211

CECITY.COM, INC.

Notes to the Consolidated Financial Statements (unaudited)

Note 5 – Leases

Capital leases

The amounts of computer equipment and related accumulated amortization recorded under capital leases were as follows:

	June 30, 2015	December 31, 2014
Lease on equipment	$385,754	$238,763
Less accumulated amortization	(93,482)	(77,103)

Net amount	$292,272	$161,660

The total amount leased is pledged as security under the provisions of the long-term lease agreements.

On January 23, 2015, the Corporation entered into a three year capital lease for computer equipment of $134,602. On March 23, 2015, the Corporation entered into a three year capital lease for computer equipment of $31,620.

Minimum lease payments have been capitalized for the financial statements. The leases are non-cancelable and expire at various times through March 2018. The following is a schedule of future minimum lease payments and the present value of the net minimum lease payments:

	June 30, 2015	December 31, 2014
Total minimum lease payments	$212,881	$118,256
Less: Amount representing interest	(20,731)	(3,539)

Present value of net minimum payments	192,150	114,717
Less: Current portion	(106,762)	(73,217)

Net amount	$85,388	$41,500

Future minimum lease payments required under capital leases for the next five years for the twelve months ending June 30, are as follows:

2016	$106,762
2017	66,167
2018	39,952
2019	—
2020 and beyond	—

Total	$212,881

Operating leases

The Corporation leases its office facilities under a five-year operating lease, which began September 1, 2005. The lease contained an option to renew for five additional years, which the Corporation exercised in June 2010, effective September 1, 2010. The Corporation agreed to an amendment of its lease on January 19, 2015. Under the amendment the lease for its current facilities will be extended until August 31, 2020. Monthly payments are required of $33,321 plus the Corporation’s proportionate share of operating expenses and real estate taxes. The amendment also included an expansion to the Corporation’s facilities. Under the agreement current payment terms on the expanded facilities require no monthly payments until April 1, 2015. As such, the total expense is recognized over the lease term resulting in a deferred rent balance as of June 30, 2015 of $32,697. Under the agreement, payment terms on the expansion includes monthly base rent of $9,600 plus the Corporation’s proportionate share of operating expenses and real estate taxes. The payment period starts April 1 to August 31, 2015 with 2 percent escalations going forward.

The Corporation leased computer equipment under a three year operating lease, which began August 15, 2014. Under the agreement, current payment terms require monthly payments of $7,397. On January 15, 2015, the Corporation amended the original lease by adding additional computer equipment with monthly payments of $6,588 for two years and eight months.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements (unaudited)

Future minimum lease payments required under operating leases for the next five years for the twelve months ending June 30, are as follows:

2016	$686,370
2017	696,457
2018	577,037
2019	533,838
2020 and beyond	626,012

Total	$3,119,714

Note 6 – Related Party Notes

Transactions with PQS

Through the normal course of business, CECity sells hosting services to PQS. Revenue generated from the sale of these services to PQS represent $778,747 and $416,234 for the six months ended June 30, 2015 and June 30, 2014, respectively. In addition, CECity has recognized $1,159 and $2,473 in interest income from the PQS Revolving Promissory Note for the six months ended June 30, 2015 and 2014, respectively. Receivables from PQS have carrying values of zero and zero and fair values of $97,427 and $72,077 at June 30, 2015 and December 31, 2014, respectively.

PQS Revolving Promissory Note

CECity provided PQS with a revolving promissory note in 2013. The note bears a maximum principal sum of $700,000, an interest rate of 1.01 percent per annum and matures on February 28, 2017. The fair value of the note was $232,099 at December 31, 2014 and $185,679 at June 30, 2015. Advances under this note were in lieu of payment in full for outstanding invoices for services rendered by the Corporation for PQS.

Principal and interest payments are due to the Corporation on a semi-annual basis (February 28 and August 31) commencing February 28, 2014. Principal due is equal to the actual principal amount outstanding under this note divided by the number of remaining principal payment dates.

CECity has not committed to provide additional financial support to PQS, nor can the Corporation be assured that PQS will have imminent profitable returns. Therefore, CECity continues to recognize its share of additional subsequent losses, after the equity method investment is reduced to zero, to the extent that the 2013 advance of the Revolving Loan to PQS and any other receivables from PQS remain outstanding. As of June 30, 2015 and December 31, 2014, both CECity’s notes receivable from PQS and its other receivables from PQS have a carrying value of zero as a result of CECity’s share of PQS’s losses exceeding the Corporation’s investment in PQS. PQS made certain payments on the note receivable which were offset by the write-down of the other receivables resulting in a net gain of $21,070 and $23,126 for the six months ended June 30, 2015 and June 30, 2014, respectively.

CECity has no additional exposure related to its investment in PQS and has no further obligations to fund PQS.

Shareholder Revolving Demand Note

The Corporation has available for its use a $2,000,000 revolving demand note from the majority shareholder that was entered into on January 13, 2012. The note does not bear interest and expires January 31, 2017. The note requires no security and does not contain debt covenants. The Corporation made a payment on the shareholder loan of $150,000 during the first six months of 2015. As of June 30, 2015, the Corporation had $1,045,000 outstanding under the demand note classified as a current liability as it can be called at any time.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements (unaudited)

Note 7 – Subsequent Events

Sale of corporation

On August 20, 2015, Premier Healthcare Solutions, Inc. purchased 100% of the outstanding shares of capital stock of the Corporation for approximately $400,000,000, subject to post-closing adjustments based on CECity’s actual (i) net working capital, (ii) cash and cash equivalents and (iii) indebtedness at closing.

All subsequent events have been evaluated through November 5, 2015, which is the date the financial statements were issued.